From:

Ameritrans Capital Corporation

For More Information Contact:

Gary C. Granoff

1-(800)-214-1047

For Immediate Release

Ameritrans Capital Corporation Declares Quarterly Dividend

On 9 3/8 % Preferred Stock

New York, NY, September 19, 2006—The board of directors of Ameritrans Capital Corporation (NASDAQ: AMTC, AMTCP) has declared a dividend of $0.28125 per share on its 9 3/8% cumulative participating redeemable Preferred Stock for the period July 1, 2006 through September 30, 2006.  The dividend is payable on or about October 16, 2006 to shareholders of record as of September 29, 2006.  The dividend is being declared from estimated earnings for the period ending September 30, 2006.

Ameritrans Capital Corporation is a specialty finance company engaged in making loans to, and investments in, small businesses.  Ameritrans’ wholly-owned subsidiary, Elk Associates Funding Corporation, has been licensed by the United Stated Small Business Administration as a Small Business Investment Company since 1980.  The company maintains its offices at 747 Third Avenue, 4th Floor, New York, NY, 10017.

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This announcement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presently anticipated or projected.  Ameritrans Capital Corporation cautions investors not to place undue reliance on forward-looking statements, which speak only as to management’s expectations on this date.